                                                                   Exhibit 10.58
                  SETTLEMENT, AMENDMENT AND MIGRATION AGREEMENT



     THIS SETTLEMENT, AMENDMENT AND MIGRATION AGREEMENT (the "AGREEMENT") is made and entered into as of the 31st day of August, 2001, by and among (i) Network Access Solutions Corporation, a Delaware corporation ("NAS"), (ii) Covad Communications Company, a California corporation ("COVAD"), and (iii) CapuNet, LLC, a Maryland limited liability company ("CAPUNET," and, collectively with Covad and NAS, the "PARTIES").

     WHEREAS, pursuant to an agreement dated June 30, 2000, and amended March 15, 2000 and June 30, 2000, by and between CapuNet and Covad, Covad agreed to provide digital subscriber line ("DSL") service to certain business customers of CapuNet (as amended, the "SERVICES AGREEMENT");

     WHEREAS, pursuant to a letter agreement dated February 28, 2001 (the "NOTE AGREEMENT"), CapuNet delivered to Covad a Promissory Note in the amount of $730,501.53 (the "NOTE" and, together with the Services Agreement and the Note Agreement, the "CAPUNET AGREEMENTS") in consideration for continued delivery of DSL service to CapuNet under the Services Agreement;

     WHEREAS, NAS has agreed to purchase and assume certain assets and liabilities of CapuNet on the terms and subject to the conditions of an Asset Purchase Agreement, dated August 31, 2001 (the "PURCHASE AGREEMENT"), including CapuNet's obligations under the CapuNet Agreements;

     WHEREAS, in order to induce NAS to enter into the Purchase Agreement, Covad has agreed to write down the liabilities represented by the CapuNet Agreements through the date hereof for services rendered through August 31, 2001 to $450,000.00; and

     WHEREAS, the Parties wish to settle all claims and disputes, known and unknown, past, present and future, between them with respect to liabilities under the CapuNet Agreements through the date hereof and NAS and Covad desire for NAS to assume the Services Agreement on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the Parties acknowledge, it is agreed as follows:

     1. SETTLEMENT AND RELEASE

          (a) NAS hereby agrees to pay to Covad $450,000.00 in cash (the "SETTLEMENT PAYMENT") in full, final and complete settlement of any and all claims Covad may have against CapuNet and/or NAS and any of their respective past and present affiliates, officers, directors, owners, employees, limited or general partners, agents, successors and assigns, arising out of or in any way connected with the liabilities of CapuNet and/or NAS under, in connection with or with respect to the CapuNet Agreements through the date hereof (the "PRIOR LIABILITIES").

          (b) Covad hereby covenants not to sue on, and fully and forever releases and discharges CapuNet and NAS, and any of their respective past and present affiliates, directors, officers, owners, limited or general partners, employees and agents, as well as their successors and assigns from any and all claims, liabilities, damages, demands, and causes of action or liabilities of any nature or kind, whether now known or unknown, past, present, or future, arising out of or in any way connected with any action, failure to act or obligation occurring, existing or arising prior to the date hereof with respect to the CapuNet Agreements. This release includes but is not limited to claims arising under federal, state or local laws, shareholder derivative claims, claims for attorneys' fees or costs, and any and all claims premised on contract, tort, or any other legal theory. Covad expressly waives all rights it may have under Section 1542 of the Civil Code of the State of California, which reads as follows, or any similar provision:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.

          (c) Covad hereby agrees that it will not encourage or assist any individual or entity to assert, prosecute or litigate any claims, liabilities, damages, demands, or causes of action or liabilities of any nature or kind, or to assert, prosecute or file or litigate any judicial or administrative charges or claims arising out of or in any way connected with any action, failure to act or obligation occurring, existing or arising prior to the date hereof with respect to the CapuNet Agreements, including but not limited to shareholder derivative claims, against CapuNet or NAS or their respective past and present affiliates, officers, directors, owners, limited or general partners, employees, agents, successors and assigns, unless required to provide testimony or documents pursuant to a lawful subpoena or other compulsory legal process, provided that Covad will provide each other Party with prior notice of any such subpoena or other legal process, and shall give them the opportunity to seek a protective order or take such other similar action to protect against such disclosure.

          (d) Covad hereby agrees to release the Collateral (as defined in the Note) and to execute and file all documents and take any and all other action that may be necessary or desirable to terminate any security interests or other claims or rights Covad may have in or to the Collateral.

          (e) CapuNet hereby covenants not to sue on, and fully and forever releases and discharges Covad, and any of its respective past and present affiliates, directors, officers, owners, limited or general partners, employees and agents, as well as their successors and assigns from any and all claims, liabilities, damages, demands, and causes of action or liabilities of any nature or kind, whether now known or unknown, past, present, or future, arising out of or in any way connected with any action, failure to act or obligation occurring, existing or arising prior to the date hereof with respect to the CapuNet Agreements. This release includes but is not limited to claims arising under federal, state or local laws, shareholder derivative claims, claims for attorneys' fees or costs, and any and all claims premised on contract, tort, or any other legal theory. CapuNet expressly waives all rights it may have under Section 1542 of the Civil Code of the State of California, which reads as follows, or any similar provision:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT

     THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.

          (f) CapuNet hereby agrees that it will not encourage or assist any individual or entity to assert, prosecute or litigate any claims, liabilities, damages, demands, or causes of action or liabilities of any nature or kind, or to assert, prosecute or file or litigate any judicial or administrative charges or claims arising out of or in any way connected with any action, failure to act or obligation occurring, existing or arising prior to the date hereof with respect to the CapuNet Agreements, including but not limited to shareholder derivative claims, against Covad or its respective past and present affiliates, officers, directors, owners, limited or general partners, employees, agents, successors and assigns, unless required to provide testimony or documents pursuant to a lawful subpoena or other compulsory legal process, provided that CapuNet will provide Covad with prior notice of any such subpoena or other legal process, and shall give them the opportunity to seek a protective order or take such other similar action to protect against such disclosure.

          (g) NAS hereby covenants not to sue on, and fully and forever releases and discharges Covad, and any of its respective past and present affiliates, directors, officers, owners, limited or general partners, employees and agents, as well as their successors and assigns from any and all claims, liabilities, damages, demands, and causes of action or liabilities of any nature or kind, whether now known or unknown, past, present, or future, arising out of or in any way connected with any action, failure to act or obligation occurring, existing or arising prior to the date hereof with respect to the CapuNet Agreements. This release includes but is not limited to claims arising under federal, state or local laws, shareholder derivative claims, claims for attorneys' fees or costs, and any and all claims premised on contract, tort, or any other legal theory. NAS expressly waives all rights it may have under Section 1542 of the Civil Code of the State of California, which reads as follows, or any similar provision:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.

          (h) NAS hereby agrees that it will not encourage or assist any individual or entity to assert, prosecute or litigate any claims, liabilities, damages, demands, or causes of action or liabilities of any nature or kind, or to assert, prosecute or file or litigate any judicial or administrative charges or claims arising out of or in any way connected with any action, failure to act or obligation occurring, existing or arising prior to the date hereof with respect to the CapuNet Agreements, including but not limited to shareholder derivative claims, against Covad or its respective past and present affiliates, officers, directors, owners, limited or general partners, employees, agents, successors and assigns, unless required to provide testimony or documents pursuant to a lawful subpoena or other compulsory legal process, provided that NAS will provide Covad with prior notice of any such subpoena or other legal process, and shall give them the opportunity to seek a protective order or take such other similar action to protect against such disclosure.

     2. ASSIGNMENT AND AMENDMENT OF SERVICES AGREEMENT

          (a) Covad hereby consents to the assignment by CapuNet to NAS of all past, present and future rights and obligations of CapuNet under the Services Agreement.

          (b) The Parties agree that the Services Agreement shall be amended as follows:

     The table set forth on the first page of the Services Agreement that is captioned "Exhibits - Terms - Page" shall be amended to replace the number "25,000" in the cell designated "Volume Commitment - Terms" with the number "0".

     The following language will be added to Section 7 of the Terms and Conditions attached to the Services Agreement: "Covad shall invoice Network Access Solutions ("NAS") once a month by either providing a paper invoice or a notification of billing. Fees shall be due upon receipt of the invoice or the notification of billing and will be considered late if not paid within 30 calendar days after notification of billing. If at any time NAS fails to make a payment when due of an undisputed amount owed to Covad under the Services Agreement with respect to an End User Circuit and fails to pay such amount within thirty (30) days after receipt of notice from Covad of such failure to pay, Covad shall have all rights to such End User Circuit.. In the event of non-payment, NAS shall reasonably cooperate at its own expense with Covad and Covad's designee(s) in assisting the migration of such End User Circuit to Covad or one or more internet service providers designated by Covad. Without limiting the foregoing, NAS shall, with respect to each such End User Circuit, (a) refer End Users who contact NAS to a support phone number and website(s) designated by Covad, (b) provide a technical liaison to address NAS specific technical and operational issues and (c) continue to provide and support all services supplied to such End User Circuit in the ordinary course of business consistent with past practice until such End-User Circuit has been migrated to Covad or Covad's designee(s) or disconnected."

     3. SALE AND MIGRATION OF DSL SERVICE

          (a) Covad hereby consents to the sale by CapuNet to NAS of 1,328 DSL circuits (each as listed on Schedule 1.2(b)(i) to the Purchase Agreement) (the "NAS CIRCUITS") currently serviced by Covad under the Services Agreement.

          (b) The Parties hereby agree that the NAS Circuits will not be transferred to NAS and will remain on the Covad network until one hundred twenty (120) days from the date hereof (the "Interim Period"). Prior to such time as each NAS Circuit is transferred to NAS, NAS agrees to continue to operate such NAS Circuit in addition to all related backhaul circuits and other network elements as they are currently maintained under the Services Agreement and to pay the fees prescribed by the Services Agreement for such NAS Circuits and network elements.

          (c) Covad agrees not to oppose the transfer of the NAS Circuits and to use its reasonable efforts to assist in such transfer. In any event, Covad will attempt to complete the transfer of the NAS Circuits to NAS within ninety (90) days of the end of the Interim Period. After an NAS Circuit is transferred to NAS, such NAS Circuit will no longer be subject to the Services Agreement and NAS will cease to have any obligation to Covad under the Services Agreement with respect to such NAS Circuit. Once an NAS Circuit is transferred to NAS, Covad shall not be liable for such NAS Circuit. In addition, NAS hereby agrees to indemnify Covad and any of its respective past and present affiliates, directors, officers, owners, limited or general partners, employees and agents, as well as their successors and assigns from any and all claims, liabilities, damages, demands, and causes of action or liabilities of any nature or kind arising out of such NAS Circuit.

          (d) If at any time NAS fails to make a payment when due of an undisputed amount owed to Covad under the Services Agreement with respect to an NAS Circuit and fails to pay such amount within thirty (30) days after receipt of notice from Covad of such failure to pay, Covad shall have all rights to such NAS circuit. These rights shall include but not be limited to all contracts and contract rights (including the right to receive payments and the right to assume or reject the underlying contracts), billing information, IP addresses and e-mail addresses, customer premise equipment passwords and the right to solicit the end-users serviced by such NAS Circuit(s) (the "Rights"). Notwithstanding anything herein implying the contrary, the Rights shall consist only of assets, of the type listed above, that relate to such NAS Circuit for which payment is owed. In its sole discretion, instead of causing an NAS Circuit to be transferred to itself or its designee, Covad shall have the right to require NAS to reject the underlying end-user contract for such NAS Circuit in connection with Covad's solicitation of the end-user, and Covad shall give notice to NAS of its election to do so.

          (e) Covad hereby agrees to indemnify NAS and any of its respective past and present affiliates, directors, officers, owners, limited or general partners, employees and agents, as well as their successors and assigns from any and all claims, liabilities, damages, demands, and causes of action or liabilities of any nature or kind arising out of NAS Circuit(s) to which Covad asserts any rights as a result of non-payment by NAS.

          (f) NAS hereby agrees that approximately 200 DSL circuits subject to the Asset Purchase Agreement that are outside areas currently serviced by NAS shall be considered NAS Circuits, but shall continue to be serviced by Covad subject to the Services Agreement, as amended hereby.

          (g) NAS shall order and purchase all new DSL circuits, which it provisions through Covad, pursuant to the terms of NAS' agreement with SBC Communications Inc. NAS will only maintain the existing NAS Circuits pursuant to the amended Service Agreement until migrated to the NAS network. Covad, at its own discretion, may limit access to its customer facing interface (i.e. xLink API) via the assumed CapuNet customer ID and password to allow for only the maintenance of the NAS Circuits.

     4. CLOSING

     The obligations of the Parties hereunder will be subject to the following conditions:

          (a) NAS shall have received a certificate, dated the date hereof, from an authorized representative of Covad to the effect that prior to the closing of the Purchase Agreement the Prior Liabilities were written down on the books of Covad to equal an aggregate of $450,000.00;

          (b) The Parties shall be satisfied that all of the DSL circuits sold by CapuNet to Earthlink, Inc. ("EarthLink") under the purchase agreement, dated as of May 21, 2001, by and between CapuNet and EarthLink, shall have been migrated to EarthLink's network;

          (c) The closing of the Purchase Agreement shall have occurred with all necessary signatures and closing documents; and

          (d) Covad shall have received a wire transfer of the Settlement Payment according to the following wire instructions:

                           Covad Communications Company
                           Acct # 4038-832663
                           ABA# 121 000 248
                           Wells Fargo Bank
                           420 Montgomery Street
                           San Francisco, CA 94104

     5. GENERAL PROVISIONS

          (a) No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the Parties, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (e) Any notice required to be given hereunder shall be sufficient if in writing, and sent by courier service (with proof of service), facsimile transmission, hand delivery (with proof of service) or certified or registered mail (return receipt requested and first-class postage pre-paid), addressed as follows:

                  If to NAS:
                      Network Access Solutions Corporation
                      Three Dulles Tech Center
                      13650 Dulles Technology Drive
                      Herndon, Virginia  20171
                      Attention:  Mark Scott
                      Facsimile: 703-793-5010

                  With a copy to:
                      Shaw Pittman
                      2300 N Street, N.W.
                      Washington, DC  20037
                      Attention: Sylvia M. Mahaffey, Esq.
                      Facsimile: 202-663-8007

                  If to Covad:
                      Covad Communications Company
                      4250 Burton Drive
                      Santa Clara, CA  95054
                      Attention: Claude T. Tolbert, III
                      Facsimile: 408-987-1603

                  With a copy to:
                      Covad Communications Company
                      4250 Burton Drive
                      Santa Clara, CA 95054
                      Attention: General Counsel
                      Facsimile: 408-987-1111

                  If to CapuNet:
                      CapuNet, LLC
                      6000 Executive Boulevard
                      Suite 600
                      Rockville, Maryland 20852
                      Attention: Michael A. Bayuk
                      Facsimile: 301-468-2650

                  With a copy to:
                      Stein, Sperling, Bennett, Dejong, Driscoll and Greenfeig 25 West Middle Lane
                      Rockville, MD  20850
                      Attention: Alan S. Kerxton, Esq.
                      Facsimile: 301-340-8217


(or to such address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

          (f) Each provision of this Agreement shall be construed in such a manner so as to give such provision the fullest legal force and effect possible. To the extent any provision hereof (or part of such provision) is held to be unenforceable or invalid when applied to a particular set of facts, or otherwise, the unenforceability or invalidity of such provisions (or part thereof) shall not affect the enforceability or validity of the remaining provisions hereof (or the remaining parts of such provision), which shall remain in full force and effect, nor shall such unenforceability or invalidity render such provision (or part thereof) inapplicable to other facts in the context of which such provision (or part thereof) would be held legally enforceable and/or valid.

          (g) This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective heirs, executors or administrators, personal or legal representatives, successors and assigns.

          (h) The headings in this Agreement are inserted for convenience and reference only and are not intended to be used in construing or interpreting any of the provisions of this Agreement.

          (i) This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without resort to any conflicts or choice of laws principles.

          (j) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.



                             [SIGNATURES NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.



                                            NETWORK ACCESS SOLUTIONS CORPORATION





                                            By: /S/ JON AUST
                                                --------------------------------
                                            Name: Jon Aust
                                            Title: CEO




                                            COVAD COMMUNICATIONS COMPANY





                                            By: /S/ CHUCK HAAS
                                                --------------------------------
                                            Name: Chuck Haas
                                            Title: EVP, Marketing & Strategy



                                            CAPUNET, LLC





                                            By: /S/ JOHN M. GRAVES
                                                --------------------------------
                                            Name: John M. Graves
                                            Title: Managing Member